Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (file nos. 333-14238, 333-12146, 333-09840, and 333-109874) and the Registration Statement on Form F-3 (file no. 333-110681) of Retalix Ltd. (the “Company”), of our report dated April 12, 2002, which appears in the Company’s Report on Form 6-K for the month of February 2004 (Report No. 3), relating to the consolidated financial statements of BASS, Inc., for the year ended December 31, 2000.

/s/ Flagel, Huber, Flagel & Co.

Certified Public Accountants
Dayton, Ohio
February 23, 2004